  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 1998.
                                                            REGISTRATION NO.333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                            PMA CAPITAL CORPORATION
                      -----------------------------------
            (Exact name of registrant as specified in its charter)

              Pennsylvania                                                 23-2217932
       -----------------------------                                 ------------------------
     (State or other jurisdiction of                            (I.R.S. Employer Identification No.)
      incorporation or organization)


          1735 Market Street, Suite 2800
            Philadelphia, Pennsylvania                                       19103-7590
          ------------------------------                             -------------------------
    (Address of Principal Executive Offices)                                 (Zip Code)

                             ____________________

                      PMA Capital Corporation 401(k) Plan
                      -----------------------------------
                           (Full title of the plan)
                             ____________________

            John W. Smithson, President and Chief Executive Officer
                            PMA Capital Corporation
                        1735 Market Street, Suite 2800
                    Philadelphia, Pennsylvania  19103-7590
               ------------------------------------------------
                    (Name and address of agent for service)

                                (215) 665-5046
                     -------------------------------------
                    (Telephone number, including area code,
                             of agent for service)
                             ____________________

                                   Copy to:

                           John W. Kauffman, Esquire
                         Duane, Morris & Heckscher LLP
                               One Liberty Place
                    Philadelphia, Pennsylvania  19103-7396


                                 CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                               Proposed              Proposed
 Title of securities     Amount to be      maximum offering     maximum aggregate       Amount of
  to be registered       registered(1)    price per share(2)    offering price(2)    registration fee
-----------------------------------------------------------------------------------------------------
 Class A Common      1,000,000 shares               $18.91           $18,910,000              $5,580
 Stock, par value
 $5.00 per share
=====================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the PMA Capital Corporation 401(k) Plan (the "Plan").

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $18.91 per share, the average of the high and low sales prices of the Class A Common Stock of the Company on the Nasdaq National Market on December 11, 1998.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following material is incorporated herein by reference:

     (a) The Form 10-K Annual Report for the year ended December 31, 1997, as filed by the Company with the Securities and Exchange Commission on March 23, 1998.

     (b) The Company's Form 10-Q Quarterly Report for the period ended March 31, 1998 as filed by the Company with the Securities and Exchange Commission on May 15, 1998.

     (c) The Company's Form 10-Q Quarterly Report for the period ended June 30, 1998 as filed by the Company with the Securities and Exchange Commission on August 13, 1998.

     (d) The Company's Form 10-Q Quarterly Report for the period ended September 30, 1998 as filed by the Company with the Securities and Exchange Commission on November 13, 1998.

     (e) The Company's Form 8-K Current Report dated December 7, 1998, as filed by the Company with the Securities and Exchange Commission on December 7, 1998.

     (f)  The description of the Company's Class A Common Stock set forth under
Item 11 of the Company's Form 10 Registration Statement (No. 0-22761) filed with the Securities and Exchange Commission under cover of Form 10/A on January 6, 1998.

     All reports or other documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement, in each case filed by the Company prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     No answer to this item is required because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements and schedules of the Company as of December 31, 1997 and for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference herein and in this Registration Statement in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The validity of the issuance of the shares of Class A Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania. A. John May, a director of the Company, is a member of Duane, Morris & Heckscher LLP. Mr. May beneficially owns an aggregate of 257,200 shares of the Company's Common Stock, par value $5.00 per share, and 66,200 shares of the Company's Class A Common Stock. Members of Duane, Morris & Heckscher LLP, including Mr. May, hold an aggregate of 259,700 shares of Common Stock and 70,800 shares of Class A Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law (the "BCL"), which applies to the Company, the Company's Bylaws provide for indemnification of directors and officers for all expenses, liabilities and losses (including without limitation attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such person in any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative, or through arbitration, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification provided in the Company's Bylaws includes the right to have the expenses incurred by such person in defending any proceeding paid by the Company in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced without interest if it is ultimately determined that such person is not entitled to be indemnified under the Company's Bylaws or otherwise. Indemnification under such provisions continues as to a person who has ceased to be a director or officer of the Company and inures to the benefit of his or her heirs, executors and administrators. The Bylaws for the Company also avail directors of the Pennsylvania law limiting directors' liability for monetary damages for any action taken or any failure to take any action except for those cases in which they have breached or failed to perform their fiduciary duties under the BCL and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that this limitation of liability for monetary damages does not apply to the responsibilities or liabilities of a director pursuant to any criminal statute, or to the liabilities of a director for payment of taxes pursuant to local, Pennsylvania or federal law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     No answer to this item is required because no restricted securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

     The registrant hereby undertakes that the registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

     5         Opinion of Duane, Morris & Heckscher LLP.

     23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

     23.2  Consent of PricewaterhouseCoopers LLP.

     24        Power of Attorney (see pages II-6 and II-7 of this Registration
     Statement).

_________________

ITEM 9. UNDERTAKINGS.

     The registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in any prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on December 14, 1998.

                                    PMA CAPITAL CORPORATION


                                    By: /s/ John W. Smithson
                                        ------------------------------
                                        John W. Smithson, President and
                                        Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints John W. Smithson and Francis W. McDonnell, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                    Title                          Date
---------                    -----                          ----
/s/ Frederick W. Anton III   Chairman of the Board and      December 14, 1998
---------------------------
Frederick W. Anton III       a Director


/s/ John W. Smithson         President, Chief Executive     December 14, 1998
---------------------------
John W. Smithson             Officer and a Director (prin
                             cipal executive officer)


/s/ Francis W. McDonnell     Senior Vice President, Chief   December 14, 1998
---------------------------
Francis W. McDonnell         Financial Officer and Trea-
                             surer (principal financial and

Signature                    Title                          Date
---------                    -----                          ----
                             accounting officer)
---------------------------  Director                       December    , 1998
Paul I. Detwiler, Jr.

/s/ Joseph H. Foster
---------------------------  Director                       December 14, 1998
Joseph H. Foster

/s/ Anne S. Genter
---------------------------  Director                       December 14, 1998
Anne S. Genter


---------------------------  Director                       December   , 1998
James F. Malone III

/s/ A. John May
---------------------------  Director                       December 14, 1998
A. John May


---------------------------  Director                       December   , 1998
Louis N. McCarter III

/s/ John W. Miller, Jr., M.D.
---------------------------  Director                       December 14, 1998
John W. Miller, Jr., M.D.

/s/ Edward H. Owlett
---------------------------  Director                       December 14, 1998
Edward H. Owlett


---------------------------  Director                       December   , 1998
Louis I. Pollock

/s/ Roderic H. Ross
---------------------------  Director                       December 14, 1998
Roderic H. Ross

/s/ L.J. Rowell, Jr.
---------------------------  Director                       December 14, 1998
L.J. Rowell, Jr.

  THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the under signed, thereunto duly authorized, in Philadelphia, Pennsylvania on December 14, 1998.

                              PMA CAPITAL CORPORATION
                              Administrator of the PMA Capital
                              Corporation 401(k) Plan


                              By: /s/ Francis W. McDonnell
                                 ------------------------------------
                                    Francis W. McDonnell,
                                    Senior Vice President, Chief
                                    Financial Officer and Treasurer

                                 EXHIBIT INDEX

                   (PURSUANT TO ITEM 601 OF REGULATION S-K)


EXHIBIT NO.                       EXHIBIT DESCRIPTION
-----------                       -------------------

     5              Opinion of Duane, Morris & Heckscher LLP.

     23.1 Consent of Duane, Morris & Heckscher LLP (included in their opinion filed as Exhibit 5).

     23.2           Consent of PricewaterhouseCoopers LLP.

     24             Power of Attorney (see page II-6 and II-7 of this
                    Registration Statement).